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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A
                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 7, 1997

                            PRIDE INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              LOUISIANA                               0-16961                                76-0069030
    (STATE OR OTHER JURISDICTION              (COMMISSION FILE NUMBER)                    (I.R.S. EMPLOYER
          OF INCORPORATION)                                                             IDENTIFICATION NO.)

   1500 CITY WEST BLVD., SUITE 400
           HOUSTON, TEXAS                                            77042
   (ADDRESS OF PRINCIPAL EXECUTIVE                                (ZIP CODE)
              OFFICES)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 713/789-1400

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On May 7, 1997, Pride Petroleum Services, Inc. (subsequently renamed Pride International, Inc.)(the "Company") consummated the transaction contemplated by the Asset Purchase Agreement, dated as of February 19, 1997, by and between the Company and Noble Drilling Corporation, Noble Drilling (U.S.) Inc., Noble Offshore Corporation, Noble Drilling (Mexico) Inc. and NN-1 Limited Partnership (collectively, "Noble"), as amended, pursuant to which the Company acquired 12 mat-supported jackup rigs and the hull of an additional jackup rig (the "Noble Rigs") from Noble for aggregate consideration of $268.8 million in cash, which was negotiated at arms' length. The sellers had no material relationship with the buyer.

     The acquisition of the Noble Rigs was financed through a portion of the proceeds from the sale by the Company of $325,000,000 principal amount of its 9 3/8% Senior Notes due 2007 (the "Notes Offering") and 4,391,505 shares of its common stock, no par value (the "Common Stock Offering" and, together with the Notes Offering, the "Offerings"), which was concluded on May 7, 1997.

     The Noble Rigs are mobile, self-elevating drilling platforms, which Noble used for contract drilling of offshore oil and gas wells. The Company intends to continue to use the Noble Rigs in this manner.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The following financial statements are included as part of this Current
Report:

     (a)  Mat-Supported Jackup Rig Operations of Noble Drilling Corporation

          Report of Independent Accountants ................................   2
          Historical Statement of Revenues and Direct/Allocated Operating
               Expenses for the Year Ended December 31, 1996 and the
               Three Months Ended March 31, 1997 ...........................   3
          Notes to Historical Statement of Revenues and Direct/Allocated
               Operating Expenses ..........................................   4

     (b)  Pro Forma Financial Information

          Unaudited Pro Forma and Pro Forma Combined Financial Statements .    7
          Unaudited Pro Forma Combined Balance Sheet as of March 31, 1997 .    8
          Unaudited Pro Forma and Pro Forma Combined Statement of
               Operations for the Year Ended December 31, 1996 ............    9
          Unaudited Pro Forma and Pro Forma Combined Statement of
               Operations for the Three Months Ended March 31, 1997 .......   10
          Notes to Unaudited Pro Forma and Pro Forma Combined Financial
               Statements .................................................   11

     (c)  Exhibits.

           2.1       --   Asset Purchase Agreement, dated as of February 19,
                          1997, by and between Pride Petroleum Services, Inc.
                          and Noble Drilling Corporation, Noble Drilling (U.S.)
                          Inc., Noble Offshore Corporation, Noble Drilling
                          (Mexico) Inc. and NN-1 Limited Partnership
                          (incorporated by reference to Exhibit 10.19 of the
                          Company's Annual Report on Form 10-K for the year
                          ended December 31, 1996 (File No. 0-16961)).
           2.2*      --   First Amendment to Asset Purchase Agreement, dated as
                          of May 7, 1997, by and among Noble Drilling
                          Corporation, Noble Drilling (U.S.) Inc., Noble
                          Offshore Corporation, Noble Drilling (Mexico) Inc.,
                          NN-1 Limited Partnership and Mexico Drilling Partners
                          Inc., and Pride Petroleum Services, Inc., Pride
                          Offshore, Inc. and Forasol S.A.
     ------------
     * Previously filed.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Noble Drilling Corporation

     We have audited the accompanying Historical Statement of Revenues and Direct/Allocated Operating Expenses of the Mat-Supported Jackup Rigs of Noble Drilling Corporation (the Company) for the year ended December 31, 1996. This historical statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this historical statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (SEC) for inclusion in the Form 8-K/A dated July 21, 1997 of Pride Petroleum Services, Inc. as described in Note 1 and is not intended to be a complete presentation of the Noble Drilling Corporation's Mat-Supported Jackup Rigs' revenues and expenses.

     In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and direct/allocated operating expenses of the Mat-Supported Jackup Rigs of Noble Drilling Corporation as described in
Note 1 for the year ended December 31, 1996 in conformity with generally accepted accounting principles.



PRICE WATERHOUSE LLP
Houston, Texas
July 18, 1997

                     MAT-SUPPORTED JACKUP RIG OPERATIONS OF
                           NOBLE DRILLING CORPORATION
                  HISTORICAL STATEMENT OF REVENUES AND DIRECT/
                          ALLOCATED OPERATING EXPENSES
                                 (IN THOUSANDS)

                                                         THREE MONTHS
                                         YEAR ENDED      ENDED MARCH
                                        DECEMBER 31,         31,
                                            1996             1997
                                                         (UNAUDITED)
Revenues:
     Contract drilling revenues......     $ 68,747         $ 23,970
                                        ------------    --------------
Direct/allocated operating expenses:
     Contract drilling costs.........       37,268           11,096
     Depreciation and amortization...        7,960            1,967
     Impairment expense..............       10,200          --
     Selling, general and
      administrative expenses........        6,863            1,983
     Other operating expense.........        1,782                7
     Minority interest...............         (441)             362
                                        ------------    --------------
                                            63,632           15,415
                                        ------------    --------------
Revenues less direct/allocated
  operating expenses.................     $  5,115         $  8,555
                                        ============    ==============

         The accompanying notes are an integral part of this statement.

            MAT-SUPPORTED JACKUP RIGS OF NOBLE DRILLING CORPORATION
                        NOTES TO HISTORICAL STATEMENT OF
                REVENUES AND DIRECT/ALLOCATED OPERATING EXPENSES

NOTE 1 -- BASIS OF PRESENTATION:

     Pursuant to an agreement dated February 19, 1997, Pride Petroleum Services, Inc. ("Pride") acquired the Mat-Supported Jackup Rigs (the "Acquired Rigs") of Noble Drilling Corporation (Noble or the Company) for $268.8 million in cash, consisting of the following wholly-owned, mat-supported jackup rigs: JIM BAWCOM, JACK CLARK, CECIL FORBES, DUKE HINDS, W.T. JOHNSON, FRANK LAMAISON, CLIFF MATTHEWS, RED MCCARTY, MAC MCCOY, FRANK REIGER, LINN RICHARDSON (hull only) and MARVIN WINTERS. In addition, the Acquired Rigs include Noble's share of the NN-1, a mat-supported jackup rig owned by NN-1 Limited Partnership, of which Noble is the General Partner and has an approximate 90% interest. Except for NN-1's operations, which are conducted in Africa, the Acquired Rigs' operations are conducted in the Gulf of Mexico.

     The Pride acquisition has been accounted for as a purchase and the results of operations for the Acquired Rigs are included in Pride's results of operations effective May 7, 1997.

     The accompanying statement reflects the historical revenues and direct/allocated operating expenses attributable to the Acquired Rigs for the year ended December 31, 1996 and for the three months ended March 31, 1997. The revenues and direct/allocated operating expenses for the three months ended March 31, 1997 are not necessarily indicative of results to be expected for the remainder of the year. Complete financial statements, including a balance sheet and statement of cash flows, are not presented, as the Acquired Rigs were not operated as or accounted for within a separate entity for the periods presented in the accompanying historical statement. For purposes of preparing this historical statement under generally accepted accounting principles, allocations from certain Noble income statement accounts were made. These allocations, including the allocation from Noble of direct and indirect corporate administrative costs attributable to the Acquired Rigs, are considered reasonable by management and were based principally on proportionate variables such as revenues.

     Because the accompanying statement reflects extensive transactions and relationships with Noble, the terms of these transactions and relationships might have been different had they been between wholly unrelated parties. During the year ended December 31, 1996, certain of the Acquired Rigs were involved in drilling arrangements with Triton Engineering Services, Inc.(Triton), a Noble affiliate. Drilling revenues and contract drilling costs associated with these Triton arrangements were as follows:

                                               Year ended
                                               December 31,
                  Rig                              1996
                  ---                    ----------------------
                                         Revenues         Costs
                                         ----------------------
                                             (in millions)

                  Jack Clark ........     $ 6.6           $ 3.6
                  Jim Bawcom ........     $ 7.8           $ 4.3
                  Red McCarty .......     $ 1.6           $ 0.9
                  W.T. Johnson ......     $ 1.3           $ 0.7
                                          -----           -----
                  Total .............     $17.3           $ 9.5
                                          =====           =====

In addition, the NN-1 recognized $2.1 million in revenues and $1.0 million in related drilling costs working for Triton during the first quarter of 1997.

NOTE 2 -- SUMMARY OF SIGNIFICANT POLICIES:

  CONTRACT DRILLING REVENUES

     Drilling revenues are recognized as services are performed based upon contracted dayrates and the number of operating days during the period.

  CONTRACT DRILLING COSTS

     Contract drilling costs include labor, repairs and maintenance, fuel consumed and supplies utilized to operate and maintain the Acquired Rigs.

     Total repair and maintenance expenses for the year and quarter ended December 31, 1996 and March 31, 1997 were approximately $7.9 million and $2.0 million, respectively.

            MAT-SUPPORTED JACKUP RIGS OF NOBLE DRILLING CORPORATION
                        NOTES TO HISTORICAL STATEMENT OF
        REVENUES AND DIRECT/ALLOCATED OPERATING EXPENSES -- (CONTINUED)

  DEPRECIATION AND AMORTIZATION

     Depreciation and amortization of property and equipment related to the Acquired Rigs is calculated using the straight-line method over estimated useful lives ranging from three to twenty-five years from the date of construction or major refurbishment.

  IMPAIRMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. This statement requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is recorded based on an estimate of future discounted net cash flows.

     In the fourth quarter of 1996, Noble reviewed the status of the NN-1. As of December 31, 1996, the NN-1 had not been under contract since March 1993. Given the strength of the international markets in 1996 and the expected continued strength in 1997, coupled with the Parent's unsuccessful marketing efforts with respect to the NN-1, full recoverability of the NN-1's carrying value was considered doubtful. The Company considered expected future cash flows over the remaining life of the rig and determined that the NN-1 was impaired. Accordingly, an impairment charge of approximately $10.2 million (excluding a $289,000 reduction for minority interest) was recorded in the fourth quarter of 1996.

     An impairment write-down was not required on any of the other Acquired
Rigs.

  OTHER OPERATING EXPENSES

     Other operating expenses consist primarily of stacked costs, representing labor, storage and other costs incurred to maintain rigs not under contract.

  CAPITAL EXPENDITURES

     The Company incurred capital expenditures on the Acquired Rigs totaling approximately $5.0 million and $6.2 million during 1996 and the three months ended March 31, 1997, respectively.

  INCOME TAXES

     Noble accounts for income taxes under SFAS No. 109, ACCOUNTING FOR INCOME TAXES. The taxable income or loss attributable to the Acquired Rigs is included in Noble's consolidated federal income tax return. No income tax provision has been provided in the accompanying historical statement, as management considers it impracticable to identify amounts attributable to the Acquired Rigs, which were operated as individual assets during the periods presented herein.

  EARNINGS PER SHARE

     As described above, the Acquired Rigs were not operated as or accounted for within a separate entity with its own capital structure but rather were individual assets of Noble throughout the periods presented in the accompanying historical statement. Therefore, earnings per share are not meaningful and, accordingly, are not presented.

  ESTIMATES, RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. While management believes its estimates are reasonable, actual results could differ from those estimates.

            MAT-SUPPORTED JACKUP RIGS OF NOBLE DRILLING CORPORATION
                        NOTES TO HISTORICAL STATEMENT OF
        REVENUES AND DIRECT/ALLOCATED OPERATING EXPENSES -- (CONTINUED)

     Results of operations for the Acquired Rigs should be considered in light of the potentially significant fluctuations in demand for services as rapid changes in oil and gas producers' expectations, budgets and drilling plans occur. These fluctuations can rapidly impact results of operations, as supply and demand factors directly affect utilization and dayrates.

     The Acquired Rigs' operations are subject to the many hazards inherent in the drilling business, such as blowouts, cratering, fires and collisions, as well as damage or loss from adverse weather and seas. The NN-1 is based in Nigeria and is therefore subject to certain political, economic and other uncertainties, including risk of war and civil disturbance, expropriation, nationalization and other hazards arising from its area of operation. Furthermore, industry-wide shortages of supplies, services, skilled personnel and equipment necessary to conduct rig operations have occurred from time to time in the past and may occur in future periods.

        UNAUDITED PRO FORMA AND PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma and pro forma combined financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and the year ended December 31, 1996 illustrate the effect of: (i) the acquisition of Quitral-Co S.A.I.C. ("Quitral-Co") in April 1996 and the related financing transactions, (ii) the divestiture of the Company's domestic land-based well servicing operations in February 1997, (iii) the acquisition of the operating subsidiaries of Forasol-Foramer N.V. (collectively, "Forasol") in March 1997 and the related financing transactions and (iv) the conversion in the first quarter of 1997 of $28.0 million aggregate principal amount of the Company's convertible subordinated debentures into 2.3 million shares of Common Stock and of the Offerings and the application of the net proceeds therefrom, including the purchase of the Noble Rigs (collectively, the "Recent Transactions"). The unaudited pro forma combined balance sheet has been prepared assuming that such transactions were completed as of March 31, 1997. The unaudited pro forma and pro forma combined statements of operations have been prepared assuming that such transactions were completed as of January 1, 1996. Of the Recent Transactions, the acquisition of Quitral-Co was completed on April 30, 1996, the sale of the Company's U.S. land-based well servicing operations was completed on February 20, 1997, the acquisition of Forasol was completed on March 10, 1997 and the conversion of $28.0 million principal amount of the Company's convertible subordinated debentures occurred in several transactions during the first quarter of 1997. The purchase of the Noble Rigs by the Company was completed concurrently with the closing of the Offerings on May 7, 1997.

     The historical results of operations for the Company have been derived from the Company's consolidated financial statements, the historical results of operations for Quitral-Co have been derived from Quitral-Co's consolidated financial statements as adjusted for generally accepted accounting principles in the United States ("U.S. GAAP") and have been translated into U.S. dollars in accordance with U.S. GAAP, and the historical results of operations for Forasol have been derived from Forasol's historical consolidated financial statements. The historical results of operations attributable to the Noble Rigs have been derived from Noble's historical financial statements and exclude the historical minority interest provision (benefit), since the Company acquired 100% interest in each of the Noble Rigs.

     The pro forma adjustments and the resulting unaudited pro forma and pro forma combined financial statements are based upon available information and certain assumptions and estimates described in the Notes to Unaudited Pro Forma and Pro Forma Combined Financial Statements. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments reflected in the pro forma information are preliminary and have been made solely for purposes of developing such information. The Company's management believes, however, that the pro forma adjustments and the underlying assumptions and estimates reasonably present the significant effects of the transactions reflected thereby and that any subsequent changes in the underlying assumptions and estimates (other than changes after closing of the relevant transactions to reflect cost savings resulting from the termination of redundant personnel) will not materially affect the pro forma and pro forma combined financial statements presented herein. The pro forma and pro forma combined financial statements do not purport to represent what the Company's financial position or results of operations actually would have been had the Recent Transactions occurred on the dates indicated or to project the Company's financial position or results of operations for any future date or period. Furthermore, the unaudited pro forma and pro forma combined financial statements do not reflect changes that may occur as the result of post-combination activities and other matters.

     The unaudited pro forma and pro forma combined financial statements and the notes thereto should be read in conjunction with the historical financial statements of the Company, including the notes thereto, the historical financial statements of Forasol, including the notes thereto, and the historical financial statements of Quitral-Co, including the notes thereto, all of which have been included in previous filings made by the Company under the Securities Exchange Act of 1934, as amended, and the historical financial statements for the Noble Rigs, including the notes thereto, which are included elsewhere in this filing.

                          UNAUDITED PRO FORMA COMBINED
                                  BALANCE SHEET
                              AS OF MARCH 31, 1997
                                 (IN THOUSANDS)

                                                                           PRO
                                          PRIDE                           FORMA
                                        HISTORICAL    ADJUSTMENTS       COMBINED
CURRENT ASSETS
    Cash and cash equivalents........   $   35,442     $ 291,600 (V)    $  77,923
                                                          20,881 (X)
                                                        (270,000)(Z)
    Short-term investments...........          247                            247
    Trade receivables, net...........      145,299                        145,299
    Parts and supplies...............       25,569                         25,569
    Deferred income taxes............        2,414                          2,414
    Other current assets.............       31,489                         31,489
                                        ----------                     ----------
             Total current assets....      240,460                        282,941
                                        ----------                     ----------
PROPERTY AND EQUIPMENT, NET..........      743,517       270,000(Z)     1,013,517
OTHER ASSETS
    Investments in and advances to
      affiliates.....................        9,586                          9,586
    Goodwill and other intangibles,
      net............................        2,689                          2,689
    Other............................       12,689         8,400(V)        21,089
                                        ----------                     ----------
             Total other assets......       24,964                         33,364
                                        ----------                     ----------
                                        $1,008,941                     $1,329,822
                                        ==========                     ==========
CURRENT LIABILITIES
    Accounts payable.................   $   63,534                     $   63,534
    Accrued expenses.................      109,330                        109,330
    Short-term borrowings............       20,968                         20,968
    Current portion of long-term
      debt...........................       40,257     $ (25,000)(V)        5,257
                                                         (10,000)(X)
    Current portion of long-term
      lease obligations..............        4,851                          4,851
                                        ----------                     ----------
             Total current
               liabilities...........      238,940                        203,563
                                        ----------                     ----------
OTHER LONG-TERM LIABILITIES..........       22,595                         22,595
LONG-TERM DEBT, NET OF CURRENT
  PORTION............................      150,933       325,000(V)       435,933
                                                         (40,000)(X)
LONG-TERM LEASE OBLIGATIONS, NET OF
  CURRENT PORTION....................       30,663                         30,663
CONVERTIBLE SUBORDINATED
  DEBENTURES.........................       52,500                         52,500
DEFERRED INCOME TAXES................       52,173                         52,173
MINORITY INTEREST....................        1,761                          1,761
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
    Common stock.....................            1                              1
    Paid-in capital..................      343,666        70,881(X)       414,547
    Treasury stock, at cost..........         (191)                          (191)
    Retained earnings................      115,900                        115,900
                                        ----------                     ----------
             Total shareholders'
               equity................      459,376                        530,257
                                        ----------                     ----------
                                        $1,008,941                     $1,329,822
                                        ==========                     ==========

   The accompanying notes are an integral part of the pro forma and pro forma combined financial statements.

                   UNAUDITED PRO FORMA AND PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                    NOBLE
                                          PRIDE        FORASOL                          PRO          RIGS
                                        HISTORICAL    HISTORICAL    ADJUSTMENTS        FORMA      HISTORICAL    ADJUSTMENTS
REVENUES.............................    $407,174      $199,471      $  63,210 (A)    $552,713     $ 68,747
                                                                      (117,142)(P)
                                        ----------    ----------                      --------    ----------
COSTS AND EXPENSES
    Operating costs..................     292,599       161,897         49,341 (A)     414,882       39,050
                                                                       (88,955)(P)
    Depreciation and amortization....      29,065        23,945          3,797 (A)      54,220       18,160      $  (1,960)(AA)
                                                                            80 (B)
                                                                         2,800 (J)
                                                                        (5,467)(P)
    Selling, general and
      administrative.................      45,368        18,490          3,831 (A)      54,048        6,863         (5,363)(BB)
                                                                       (13,641)(P)
                                        ----------    ----------                      --------    ----------
            Total costs and
              expenses...............     367,032       204,332                        523,150       64,073
                                        ----------    ----------                      --------    ----------
EARNINGS (LOSS) FROM OPERATIONS......      40,142        (4,861)                        29,563        4,674
                                                                                                  ==========
OTHER INCOME (EXPENSE)
    Other income (expense)...........       1,902         1,148           (519)(A)       2,227
                                                                          (304)(P)
    Interest income..................       2,410         2,310            322 (A)       4,167
                                                                          (875)(C)
    Interest expense.................     (13,635)      (10,048)          (394)(A)     (24,802)                    (25,534)(W)
                                                                          (450)(D)
                                                                        (1,920)(E)
                                                                        (2,010)(K)
                                                                         1,425 (L)
                                                                           380 (P)
                                                                         1,850 (S)
                                        ----------    ----------                      --------
            Total other expense,
              net....................      (9,323)       (6,590)                       (18,408)
                                        ----------    ----------                      --------
EARNINGS (LOSS) BEFORE MINORITY
  INTEREST AND INCOME TAXES..........      30,819       (11,451)                        11,155
MINORITY INTEREST....................      --              (825)                          (825)
                                        ----------    ----------                      --------
EARNINGS (LOSS) BEFORE INCOME
  TAXES..............................      30,819       (10,626)                        11,980
INCOME TAX PROVISION.................       8,091           354            360 (F)       4,356                      (4,875)(CC)
                                                                        (1,700)(M)
                                                                        (3,415)(R)
                                                                           666 (T)
                                        ----------    ----------                      --------
NET EARNINGS (LOSS)..................    $ 22,728      $(10,980)                      $  7,624
                                        ==========    ==========                      ========
NET EARNINGS (LOSS) PER SHARE
    Primary..........................    $    .81                                     $    .18
                                        ==========                                    ========
    Fully diluted....................    $    .75
                                        ==========
WEIGHTED AVERAGE COMMON SHARES AND
  EQUIVALENTS OUTSTANDING
    Primary..........................      28,198                       11,099(N)       41,582                       3,088(Y)
                                                                         2,285(U)
                                        ==========                                    ========
    Fully diluted....................      34,719                          465(G)       46,283
                                                                        11,099(N)
                                        ==========                                    ========

                                         PRO
                                        FORMA
                                       COMBINED
REVENUES.............................  $621,460
                                       --------
COSTS AND EXPENSES
    Operating costs..................  453,932
    Depreciation and amortization....   70,420
    Selling, general and
      administrative.................   55,548
                                       --------
            Total costs and
              expenses...............  579,900
                                       --------
EARNINGS (LOSS) FROM OPERATIONS......   41,560
OTHER INCOME (EXPENSE)
    Other income (expense)...........    2,227
    Interest income..................    4,167
    Interest expense.................  (50,336)
                                       --------
            Total other expense,
              net....................  (43,942)
                                       --------
EARNINGS (LOSS) BEFORE MINORITY
  INTEREST AND INCOME TAXES..........   (2,382)
MINORITY INTEREST....................     (825)
                                       --------
EARNINGS (LOSS) BEFORE INCOME
  TAXES..............................   (1,557)
INCOME TAX PROVISION.................     (519)
                                       --------
NET EARNINGS (LOSS)..................  $(1,038)
                                       ========
NET EARNINGS (LOSS) PER SHARE
    Primary..........................  $  (.02)
                                       ========
    Fully diluted....................
WEIGHTED AVERAGE COMMON SHARES AND
  EQUIVALENTS OUTSTANDING
    Primary..........................   44,670
                                       ========
    Fully diluted....................

   The accompanying notes are an integral part of the pro forma and pro forma combined financial statements.

                   UNAUDITED PRO FORMA AND PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                    NOBLE
                                          PRIDE        FORASOL                          PRO          RIGS
                                        HISTORICAL    HISTORICAL    ADJUSTMENTS        FORMA      HISTORICAL    ADJUSTMENTS
REVENUES.............................    $131,376      $ 40,689      $ (16,485)(P)    $155,580     $ 23,970
                                        ----------    ----------                      --------    ----------
COSTS AND EXPENSES
    Operating costs..................      91,087        28,584        (12,776)(P)     106,895       11,103

    Depreciation and amortization....      10,074         4,111          1,420 (J)      14,828        1,967       $ 2,083 (AA)
                                                                          (777)(P)
    Selling, general and
      administrative.................      15,018         5,213         (2,274)(P)      17,957        1,983        (1,608)(BB)
                                        ----------    ----------                      --------    ----------
            Total costs and
              expenses...............     116,179        37,908                        139,680       15,053
                                        ----------    ----------                      --------    ----------
EARNINGS (LOSS) FROM OPERATIONS......      15,197         2,781                         15,900        8,917
                                                                                                  ==========
OTHER INCOME (EXPENSE)
    Other income (expense)...........      78,751          (765)       (83,553)(Q)      (4,302)
                                                                         1,265 (P)
    Interest income..................         509            85                            594
    Interest expense.................      (3,431)       (1,060)          (375)(K)      (4,376)                    (6,383)(W)
                                                                            90 (P)
                                                                           400 (S)
                                        ----------    ----------                      --------
            Total other expense,
              net....................      75,829        (1,740)                        (8,084)
                                        ----------    ----------                      --------
EARNINGS (LOSS) BEFORE MINORITY
  INTEREST AND INCOME TAXES..........      91,026         1,041                          7,816
MINORITY INTEREST....................          74          (148)                           (74)
                                        ----------    ----------                      --------
EARNINGS (LOSS) BEFORE INCOME
  TAXES..............................      90,952           893                          7,890
INCOME TAX PROVISION.................      33,458           121           (207)(M)       2,893                        740(CC)
                                                                       (30,623)(R)
                                                                           144 (T)

                                        ----------    ----------                      --------
NET EARNINGS (LOSS)..................    $ 57,494      $    772                       $  4,997
                                        ==========    ==========                      ========
NET EARNINGS (LOSS) PER SHARE
    Primary..........................    $   1.72                                     $    .11
                                        ==========                                    ========
    Fully diluted....................    $   1.46
                                        ==========
WEIGHTED AVERAGE COMMON SHARES AND
  EQUIVALENTS OUTSTANDING
    Primary..........................      33,464                        8,386(N)       43,841                      3,088(Y)
                                                                         1,991(U)
                                        ==========                                    ========
    Fully diluted....................      39,745                        8,386(N)       48,131
                                        ==========                                    ========

                                        PRO
                                       FORMA
                                      COMBINED
                                      --------
REVENUES............................. $179,550
                                      --------
COSTS AND EXPENSES
    Operating costs..................  118,137
    Depreciation and amortization....   18,878
    Selling, general and
      administrative.................   18,332
                                      --------
            Total costs and
              expenses...............  155,347
                                      --------
EARNINGS (LOSS) FROM OPERATIONS......   24,203
OTHER INCOME (EXPENSE)
    Other income (expense)...........   (4,302)
    Interest income..................      594
    Interest expense.................  (10,759)
                                      --------
            Total other expense,
              net....................  (14,467)
                                      --------
EARNINGS (LOSS) BEFORE MINORITY
  INTEREST AND INCOME TAXES..........    9,736
MINORITY INTEREST....................      (74)
                                      --------
EARNINGS (LOSS) BEFORE INCOME
  TAXES..............................    9,810
INCOME TAX PROVISION.................    3,633
                                       --------
NET EARNINGS (LOSS)..................  $ 6,177
                                       ========
NET EARNINGS (LOSS) PER SHARE
    Primary..........................  $   .13
                                       ========
    Fully diluted....................
WEIGHTED AVERAGE COMMON SHARES AND
  EQUIVALENTS OUTSTANDING
    Primary..........................   46,929
                                       ========
    Fully diluted....................

   The accompanying notes are an integral part of the pro forma and pro forma combined financial statements.

                   NOTES TO UNAUDITED PRO FORMA AND PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

1.  BACKGROUND

     In April 1996, the Company acquired all of the outstanding capital stock of Quitral-Co for aggregate consideration of $140.0 million, consisting of $110.0 million in cash and a note payable to the sellers for $30.0 million. The note payable bears interest at a variable rate of LIBOR plus 2% per annum payable quarterly. Payments of principal are being made in 30 monthly installments. Of the cash portion of the purchase price, $70.0 million was funded from the Company's working capital and $40.0 million from the net proceeds from two long-term financing arrangements with three lending institutions. Borrowings under these arrangements, which are collateralized by substantially all of the Company's domestic offshore platform rig fleet and ancillary equipment, bear interest at annual rates ranging from 7.95% to 8.50% and are repayable in monthly installments of principal and interest over a period of five to six years.

     In January 1996, the Company completed the public sale of $80.5 million principal amount of its convertible subordinated debentures, which resulted in net proceeds to the Company of approximately $77.6 million. Such net proceeds were used to fund various capital projects, including the acquisition of Quitral-Co. During the first quarter of 1997, $28.0 million principal amount of the convertible subordinated debentures was converted into 2.3 million shares of Common Stock.

     In February 1997, the Company sold substantially all of the assets used in its U.S. land-based well servicing operations for $135.7 million in cash. After federal and state income taxes of approximately $44.3 million, repayment of approximately $3.9 million of indebtedness collateralized by certain of the assets sold and prepayment of approximately $3.7 million of lease payments on transferred assets subject to operating leases, the net proceeds to the Company were approximately $83.8 million.

     In March 1997, the Company completed the acquisition of Forasol for $113.2 million in cash and 11.1 million shares of Common Stock with a value of $172.4 million. Of the cash portion of the purchase price, $87.5 million was funded out of working capital, including the net proceeds from the sale of the Company's U.S. land-based well servicing operations, and $25.7 million was funded out of net borrowings under the Company's senior credit facility (the "Credit Facility"), which mature in March 2002 and bear interest at a variable rate, currently 7.44%, based on either the prime rate or LIBOR.

     In May 1997, the Company completed the public sale of $325.0 million aggregate principal amount of its senior notes and 4.4 million shares of Common Stock, which resulted in net proceeds to the Company of approximately $387.5 million. Approximately $75.0 million of such net proceeds were used to repay certain indebtedness, and approximately $268.8 million were used to purchase the Noble Rigs.

2.  BASIS OF PRESENTATION

     The accompanying unaudited pro forma combined balance sheet has been prepared assuming that the Recent Transactions were consummated as of March 31, 1997. The accompanying unaudited pro forma and pro forma combined statements of operations have been prepared assuming that such transactions were consummated as of January 1, 1996.

     Net earnings per share have been computed based on the weighted average number of common shares and common share equivalents outstanding on a pro forma and pro forma combined basis during the applicable period. Common share equivalents include the number of shares issuable upon the exercise of stock options and warrants, less the number of shares that could have been repurchased with the exercise proceeds, using the treasury stock method. Fully diluted net earnings per share have not been presented on a pro forma or pro forma combined basis as the calculation is anti-dilutive.

3.  MANAGEMENT ASSUMPTIONS

     The unaudited pro forma and pro forma combined financial statements reflect the following pro forma adjustments related to the acquisitions of Quitral-Co and Forasol and the related financing transactions, the sale of the Company's U.S. land-based well servicing operations, the conversion of $28.0 million principal amount of the Company's convertible subordinated debentures, the Offerings and the purchase of the Noble Rigs:

                   NOTES TO UNAUDITED PRO FORMA AND PRO FORMA
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  QUITRAL-CO ACQUISITION

     (A) Operating results for Quitral-Co for the period in 1996 prior to the acquisition by the Company, based on actual results for the period from January 1, 1996 through March 31, 1996 and estimated results for the month of April 1996. Prior to the acquisition by the Company in April 1996, the books and records of Quitral-Co were maintained in constant Argentine pesos in accordance with Argentine GAAP, which differs in certain respects from U.S. GAAP. Financial information in U.S. dollars prepared in accordance with U.S. GAAP has been prepared through March 31, 1996. However, such information is not available for the period from March 31, 1996 through April 30, 1996, the date the acquisition by the Company was consummated. Accordingly, management has estimated such results for purposes of preparing the accompanying pro forma financial information and believes that actual results would not be materially different.

     (B) Increase in depreciation and amortization expense resulting from the preliminary allocation of the purchase cost to the Quitral-Co assets acquired and application of the Company's depreciation policies to such assets. Based on a preliminary determination of the fair values of the assets and liabilities acquired, approximately $161.4 million was allocated to property and equipment. The pro forma adjustment to depreciation expense was based upon an estimated salvage value of 10% and an estimated average remaining useful life of 12.5 years for the Quitral-Co assets.

     (C) Reduction in historical interest income as a result of utilization of $70.0 million in cash for the acquisition of Quitral-Co. Such cash amount constituted a portion of the net proceeds from the issuance by the Company in January 1996 of $80.5 million principal amount of the Company's convertible subordinated debentures. Therefore, historical interest income on such cash amount for the three months prior to the acquisition of Quitral-Co has been reduced, based upon an approximate annual interest rate on investments during the period of 5.0%.

     (D) Increase in interest expense due to issuance and sale of $80.5 million principal amount of the Company's convertible subordinated debentures. The pro forma adjustment to interest expense relating to these financing transactions is composed of the following:

                                           YEAR ENDED
                                        DECEMBER 31, 1996
                                         (IN THOUSANDS)
Interest on convertible subordinated
  debentures.........................         $ 425
Amortization of deferred financing
  costs..............................            25
                                             ------
                                              $ 450
                                             ======

     (E) Increase in interest expense resulting from $40.0 million of net borrowings pursuant to collateralized term loans entered into in connection with the acquisition of Quitral-Co and the addition of a $30.0 million note payable to the sellers. The pro forma adjustment to interest expense relating to these financing transactions is composed of the following:

                                           YEAR ENDED
                                        DECEMBER 31, 1996
                                         (IN THOUSANDS)
Collateralized term loans............        $ 1,170
Note payable to sellers..............            750
                                            --------
                                             $ 1,920
                                            ========

     The pro forma adjustment to interest expense relating to these financing transactions is based upon interest rates of 8.75% per annum for the collateralized term loans and 7.50% per annum for the note payable to sellers, which were the approximate actual rates in effect during 1996 for each of these loans. For each .25% change in the actual interest rates incurred on the collateralized term loans and the note payable

                   NOTES TO UNAUDITED PRO FORMA AND PRO FORMA
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED) to sellers, pro forma net earnings for the year ended December 31, 1996 would change by approximately $64,000 and $48,000, respectively.

     (F) Income tax effects of the pro forma adjustments included herein, based on a combined U.S. federal and state income tax rate of 36%, an Argentine income tax rate of 33% and a Venezuelan tax rate of 34%. Such rates approximate the statutory rates in effect for the period.

     (G) Increase in weighted average common shares and equivalents outstanding for fully diluted earnings per share calculation purposes, due to issuance by the Company of $80.5 million principal amount of its convertible subordinated debentures, which are convertible at a price of $12.25 per share.

     (H)  Not used.

     (I)  Not used.

  FORASOL ACQUISITION

     (J) Increase in depreciation and amortization expense resulting from the preliminary allocation of the purchase cost to the assets acquired and adoption by Forasol of the Company's depreciation policies, based upon an estimated salvage value of 10% and an estimated average remaining useful life of 12.5 years for the Forasol property and equipment.

     (K) Increase in interest expense resulting from $25.7 million of net borrowings under the Credit Facility. The pro forma adjustment to interest expense is based on the variable rate of the Credit Facility, currently 7.44%. For each .25% change in the current variable rate, pro forma net earnings for the year ended December 31, 1996 would change by approximately $41,000.

     (L) Reduction in interest expense resulting from use of a portion of the net proceeds from Forasol's public offering of common shares in May 1996 to repay indebtedness and liquidate capital lease obligations of Forasol. The principal amounts extinguished and the related interest savings are as follows:

                                           AMOUNT                     INTEREST
                                        EXTINGUISHED     SAVINGS     RATE RANGE
                                             (IN THOUSANDS)
Credit Facility......................      $20,840       $   585        7.5%
Current portion of long-term debt....        8,650           240    7.1% - 7.7%
Current portion of long-term lease
  obligations........................        3,210           100    6.4% - 8.6%
Long-term debt.......................        8,860           250    7.1% - 7.7%
Long-term lease obligations..........        8,040           250    6.4% - 8.6%
                                        -------------    -------
     Total...........................      $49,600       $ 1,425
                                        =============    =======

     Forasol operates in tax free jurisdictions (primarily Angola) and approximately $1.3 million of the $1.4 million in pro forma annual savings result from such tax jurisdictions.

     (M) Income tax effects of the pro forma adjustments included herein, based on a combined U.S. federal and state income tax rate of 36% and a French income tax rate of 37%. Such rates approximate the statutory rates in effect for the period.

     (N) Estimated increase in weighted average common shares and equivalents outstanding due to issuance of 11.1 million shares of Common Stock in connection with the acquisition of Forasol.

  SALE OF U.S. LAND-BASED WELL SERVICING OPERATIONS

     (O)  Not used.

     (P) Elimination of the results of operations related to the assets of the Company's U.S. land-based well servicing business which were sold.

     (Q) Elimination of $83.5 million gain recognized during the first quarter of 1997 on the sale of the Company's U.S. land-based well servicing operations.

                   NOTES TO UNAUDITED PRO FORMA AND PRO FORMA
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     (R)  Adjustment of income tax expense as follows:

                                                              THREE MONTHS
                                           YEAR ENDED            ENDED
                                        DECEMBER 31, 1996    MARCH 31, 1997
                                                  (IN THOUSANDS)
Elimination of actual income tax
  expense incurred by U.S. land-based
  operations.........................        $  (371)          $   (102)
Income tax effects of pro forma
  adjustments based on a combined
  U.S. federal and state income tax
  rate of 36%, which rate
  approximates the combined statutory
  rate in effect for the period......         (3,044)           (30,521)
                                        -----------------    ------------
                                             $(3,415)          $(30,623)
                                        =================    ============

  CONVERSION OF CONVERTIBLE SUBORDINATED DEBENTURES

     (S) Decrease in interest expense due to the conversion of $28.0 million of convertible subordinated debentures for 2,285,712 shares of Common Stock.

     (T) Increase in federal and state income taxes as a result of the conversion and based on a combined U.S. federal and state income tax rate of 36%.

     (U) Increase of 2,285,712 primary shares of Common Stock outstanding as a result of the conversion.

  THE OFFERINGS

     (V) Receipt of the assumed proceeds from the Notes Offering, net of estimated issuance costs of $8.4 million, and application of a portion of the proceeds to repay $25.0 million of indebtedness.

     (W) Increased interest expense on the Notes, including amortization of issuance costs, based on an assumed interest rate of 9 3/8%, less interest expense on debt to be retired out of the net proceeds from the Offerings, as follows:

                                                              THREE MONTHS
                                           YEAR ENDED            ENDED
                                        DECEMBER 31, 1996    MARCH 31, 1997
                                                  (IN THOUSANDS)
Interest on the Notes................        $30,469             $7,617
Amortization of issuance costs.......            840                210
Interest on debt to be retired
     Credit Facility.................         (2,975)              (744)
     Other short-term debt...........         (2,800)              (700)
                                        -----------------    --------------
                                             $25,534             $6,383
                                        =================    ==============

     (X) Receipt of the assumed proceeds from the Common Stock Offering of $74.7 million, net of estimated issuance costs of $3.8 million, and application of a portion of the proceeds to repay $50.0 million of indebtedness.

     (Y) Increased shares outstanding as a result of the Common Stock Offering. For purposes of the pro forma combined statement of operations, shares are assumed to be outstanding only to the extent that proceeds are applied to reduce debt as follows:

                                               AMOUNT
                                        (IN THOUSANDS, EXCEPT
                                          PER SHARE AMOUNT)
Debt repaid..........................          $50,000
Assumed offering price per share, net
of estimated issuance costs..........          $ 16.19
Assumed shares issued................            3,088

                   NOTES TO UNAUDITED PRO FORMA AND PRO FORMA
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  NOBLE RIG PURCHASE

     (Z) Purchase of the Noble Rigs for $268.8 million plus estimated acquisition costs of $1.2 million.

     (AA) Adjustment to depreciation expense resulting from the preliminary allocation of purchase cost to the rigs acquired and application of the Company's depreciation policies for such rigs. The pro forma combined adjustment to depreciation expense was based on an estimated average salvage value of 10% and an estimated average remaining useful life of 15 years.

     (BB) To reduce selling, general and administrative expenses for corporate allocations from the seller of the Noble Rigs, which costs will not be incurred by the Company.

     (CC) Net income tax benefit as a result of inclusion of the operating results attributable to the Noble Rigs and the pro forma combined adjustments, based on a combined U.S. federal and state income tax rate of 36%.

                                   SIGNATURE

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                          PRIDE INTERNATIONAL, INC.
                                          By: /s/ EARL McNIEL
                                                  EARL MCNIEL
                                       VICE PRESIDENT AND CHIEF FINANCIAL
                                                    OFFICER

Date:  July 21, 1997